October 5, 2011

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549

Re:	Quaker Investment Trust (the “Trust”)
Definitive Proxy Statement pursuant to Section 14(a) of the Securities and Exchange Act of 1934 (File No.811-06260)

Ladies and Gentlemen:

Enclosed for filing you will find a Revised Definitive Proxy Statement pursuant to Section 14(a) of the Securities and Exchange Act of 1934, as amended.  The Revised Definitive Proxy Statement is being filed to reflect an amended record date from September 23, 2011 to September 22, 2011.  No other substantive changes were made and the printed version mailed to shareholders will contain the corrected record date and shareholder information.

There are no fees required in connection with this filing.  Please contact Suzan Barron (of Brown Brothers Harriman & Co., the Trust’s Administrator) at 617-772-1616 if you have any questions or comments concerning this filing.

Very truly yours,
/s/ Justin Brundage
Justin Brundage
Secretary

cc: Timothy E. Richards (via email)

Enclosures